Secretary of State                                  DOCKET NUMBER  : 971830634
Corporations Division                               CONTROL NUMBER  : 8918582
Suite 315, West Tower                               EFFECTIVE DATE  : 07/02/1997
2 Martin Luther King Jr. Dr.                        REFERENCE       : 0091
Atlanta, Georgia 30334-1530                         PRINT DATE      : 07/02/1997
                                                    FORM NUMBER     : 111

CT CORPORATION SYSTEM
PATTIE HARDY
1201 PEACHTREE STREET, NE
ATLANTA, GA 30361


                            CERTIFICATE OF AMENDMENT

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that


                                DENAMERICA CORP.
                         A DOMESTIC PROFIT CORPORATION


has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.




     [SEAL]

STATE OF GEORGIA                        /s/ Lewis A. Massey

                                          Lewis A. Massey
      1776                              Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                                DENAMERICA CORP.

                                       1.

                  The name of the corporation is:

                                DENAMERICA CORP.

                                       2.

                  Article II of the Articles of Incorporation shall be amended in its entirety to be and read as follows:

                                   ARTICLE II

                  Section 2.1 Common Stock. The aggregate number of shares of common stock (the "Common Stock") that the Corporation shall have the authority to issue is 40,000,000, with $.10 par value per share. Except as required by law or as set forth in articles of amendment filed with the Georgia Secretary of State with respect to any series of preferred stock issued by the Corporation, each share of Common Stock shall have one vote on each matter submitted to a vote of the shareholders of the Corporation. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

                  Section 2.2 Preferred Stock. The aggregate number of shares of preferred stock (the "Preferred Stock") that the Corporation shall have authority to issue is 5,000,000, with a par value of $.01 per share. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to the issuance of such Preferred Stock, prior to the issuance of any shares of such series.

                  The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing articles of amendment which are effective without shareholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion, or other rights, voting powers,
restrictions,   limitations  as  to  dividends,  qualifications,  or  terms  and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  (i) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

                  (ii)       whether  the  shares  of  such   series   shall  be
                             redeemable and, if so, the redemption price and the terms and conditions of such redemption;

                  (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

                  (iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

                  (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

                  (vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

                  Section 2.3 Shares Acquired by the Corporation. Shares of Common Stock that have been acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration, not less than the par value thereof, as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so required shall constitute authorized but unissued shares. Unless otherwise provided in the resolutions adopted by the Board of

Directors and set forth in the articles of amendment filed with the Georgia Secretary of State with respect to any series of Preferred Stock, shares of Preferred Stock that have been acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration, not less than the par value thereof, as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so required shall constitute authorized but unissued shares.

                                       3.

                  The amendment was adopted by the Board of Directors of the Corporation on March 6, 1997 and approved by the Shareholders of the Corporation on June 26, 1997.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by a duly authorized officer on the 26th day of June, 1997.

                                      DENAMERICA CORP.


                                      By: /s/ William J. Howard
                                         ---------------------------
                                      Name: William J. Howard
                                           -------------------------
                                      Title: EVP & Secretary
                                            ------------------------
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